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                                                                EXHIBIT 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 5, 1995 (except with respect to the matters discussed in Note 15 as to which the date is December 18, 1995) included in Trident International Inc.'s previously filed Registration Statement File No. 33-80549.


                                                         ARTHUR ANDERSEN LLP


Hartford, Connecticut
August 23, 1996